EXHIBIT 99.1

Hub Group, Inc. Reports Record Revenue and Earnings for the Fourth Quarter and Full Year 2006 and Provides 2007 Guidance

DOWNERS GROVE, IL, February 12, 2007, -- Hub Group, Inc. (NASDAQ: HUBG) today reported record income from continuing operations for the quarter ended December 31, 2006 of $13.5 million, a 54% increase versus income from continuing operations for the fourth quarter of 2005. Hub Group’s diluted earnings per share from continuing operations was $0.34 for the fourth quarter 2006. This represents an increase of 55% compared to last year's fourth quarter diluted earnings per share from continuing operations of $0.22. Hub Group’s operating margin increased to 5.2% in 2006 from 3.5% in 2005 due to yield enhancement efforts, improved operational efficiencies and growth in drayage and truck brokerage.

Hub Group’s revenue grew by 5.5% to $425.5 million compared to $403.2 million in the fourth quarter of 2005. Fourth quarter intermodal revenue increased 1.6% to $307.1 million, which includes the addition of Comtrak for the entire quarter. Truck brokerage revenue increased 14.5% to $81.5 million this quarter. Fourth quarter logistics revenue increased 24.2% to $36.9 million. Gross margin from continuing operations grew 27.8% to $58.2 million compared to the fourth quarter of 2005.

FULL YEAR 2006

Revenue from continuing operations for the year was $1,609.5 million compared to $1,481.9 million in 2005, or an increase of 8.6%. Gross margin from continuing operations grew 25% to $218.4 million compared to 2005.

Costs and expenses from continuing operations increased 11.3% in 2006 to $141.2 million compared to $126.8 million in 2005 due primarily to the Comtrak acquisition. Other income from continuing operations was $2.3 million in 2006 compared to $1.0 million in 2005.

Income from continuing operations increased 63.5% to $47.7 million for 2006 compared to last year’s income from continuing operations of $29.2 million. Hub Group's diluted earnings per share from continuing operations for the year ended December 31, 2006 was $1.17. This represents an increase of 65% compared to diluted earnings per share from continuing operations for the year ended December 31, 2005 of $0.71.

As of December 31, 2006, the Company had $43.5 million of cash compared to $36.1 million at December 31, 2005.

FULL YEAR 2007

Given the current operating environment, we are comfortable that the earnings for 2007 will be within the current analysts’ range of $1.25 to $1.40 per diluted share.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Monday, February 12, 2007 to discuss its fourth quarter and full year results.

Hosting the conference call will be David P. Yeager, Vice-Chairman and CEO and Thomas M. White, Senior Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast by Thomson/CCBN and can be accessed through the Investors link at Hub Group's Web site at http://www.hubgroup.com or individual investors can access the audio webcast at http://www.earnings.com and institutional investors can access the webcast at http://www.streetevents.com . The webcast is listen-only. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (800) 510-0219. The conference call participant code is 35092717. The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truckload brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2005 and Form 10-Q for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006. Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: HUB GROUP, INC.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005

Revenue	$425,460	$403,217	$1,609,529	$1,481,878
Transportation costs	367,242	357,663	1,391,111	1,307,136
Gross margin	58,218	45,554	218,418	174,742

Costs and expenses:
Salaries and benefits	23,881	21,267	95,152	83,392
General and administrative	11,344	7,952	39,929	34,541
Depreciation and amortization	1,072	2,169	6,101	8,905
Total costs and expenses	36,297	31,388	141,182	126,838

Operating income	21,921	14,166	77,236	47,904

Other income (expense):
Interest expense	(50)	(15)	(115)	(124)
Interest income	643	369	2,311	971
Other, net	13	30	76	120
Total other income	606	384	2,272	967

Income from continuing operations before provision for income taxes	22,527	14,550	79,508	48,871

Provision for income taxes	9,008	5,743	31,803	19,695

Income from continuing operations	13,519	8,807	47,705	29,176

Discontinued operations:
Income from discontinued operations of HGDS (including loss on disposal of $70 in 2006)	-	2,088	1,634	6,315
Provision for income taxes	-	832	653	2,545
Income from discontinued operations	-	1,256	981	3,770

Net income	$13,519	$10,063	$48,686	$32,946

Basic earnings per common share
Income from continuing operations	$0.35	$0.22	$1.19	$0.73
Income from discontinued operations	$-	$0.03	0.03	$0.10
Net income	$0.35	$0.25	$1.22	$0.83

Diluted earnings per common share
Income from continuing operations	$0.34	$0.22	$1.17	$0.71
Income from discontinued operations	$-	$0.03	0.02	$0.09
Net income	$0.34	$0.25	$1.19	$0.80

Basic weighted average number of shares outstanding	39,095	39,640	39,958	39,860
Diluted weighted average number of shares outstanding	39,810	40,850	40,823	41,392

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,491	$36,133
Accounts receivable
Trade, net	158,284	147,004
Other	8,369	10,603
Prepaid taxes	3,202	6,040
Deferred taxes	3,433	-
Prepaid expenses and other current assets	4,450	3,860
Assets of discontinued operations	-	17,855
TOTAL CURRENT ASSETS	221,229	221,495

Restricted investments	3,017	1,387
Property and equipment, net	26,974	12,767
Other intangibles, net	7,502	-
Goodwill, net	225,448	208,150
Other assets	378	619
TOTAL ASSETS	$484,548	$444,418
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$117,676	$114,094
Other	6,839	3,668
Accrued expenses
Payroll	15,901	14,826
Other	29,010	18,917
Related party payable	5,000
Deferred taxes	-	960
Liabilities of discontinued operations	-	5,341
TOTAL CURRENT LIABILITIES	174,426	157,806
Deferred compensation	7,691	6,083
Deferred taxes	43,587	38,454
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2006 and 2005	-	-
Common stock
Class A: $.01 par value; 47,337,700 shares authorized; 41,224,792 shares issued and 38,943,122 outstanding in 2006; 41,224,792 shares issued and 39,962,484 outstanding in 2005	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2006 and 2005	7	7
Additional paid-in capital	179,203	183,524
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	146,243	97,557
Unearned compensation	-	(6,259)
Treasury stock; at cost, 2,281,670 shares in 2006 and 1,262,308 shares in 2005	(51,563)	(17,708)
TOTAL STOCKHOLDERS' EQUITY	258,844	242,075
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$484,548	$444,418

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 31,
	2006	2005
Cash flows from operating activities:
Income from continuing operations	$47,705	$29,176
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	8,170	9,319
Deferred taxes	690	18,382
Compensation expense related to share-based compensation plans	3,405	2,148
Gain on sale of assets	(131)	(271)
Changes in operating assets and liabilities excluding effects of purchase transaction:
Restricted investments	(1,630)	(1,387)
Accounts receivable, net	393	(18,931)
Prepaid taxes	2,234	(6,151)
Prepaid expenses and other current assets	(297)	722
Other assets	246	200
Accounts payable	4,754	3,039
Accrued expenses	9,440	8,497
Deferred compensation	1,608	(1,534)
Net cash provided by operating activities	76,587	43,209

Cash flows from investing activities:
Proceeds from sale of equipment	394	579
Purchases of property and equipment	(8,372)	(4,078)
Cash used in acquisition of Comtrak, Inc.	(39,942)	-
Proceeds from the disposal of discontinued operations	12,203	-
Net cash used in investing activities	(35,717)	(3,499)

Cash flows from financing activities:
Proceeds from stock options exercised	1,963	4,738
Purchase of treasury stock	(49,622)	(33,245)
Excess tax benefits from share-based compensation	12,337	-
Net cash used in financing activities	(35,322)	(28,507)

Cash flows from operating activities of discontinued operations	1,848	8,416
Cash flows used in investing activities of discontinued operations	(38)	(292)
Net cash provided by discontinued operations	1,810	8,124

Net increase in cash and cash equivalents	7,358	19,327
Cash and cash equivalents beginning of period	36,133	16,806
Cash and cash equivalents end of period	$43,491	$36,133

Supplemental disclosures of cash paid for:
Interest	$114	$124
Income taxes	$16,801	$6,811